UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2016

TRANSATLANTIC PETROLEUM LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-34574	None
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

16803 Dallas Parkway Dallas, Texas	75001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 220-4323

(Former name or former address, if changed since last report)

________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 2.01 of this Current Report on Form 8-K (this “Current Report”) is incorporated herein by reference.

On March 3, 2016, N. Malone Mitchell, 3rd, the Chairman of the Board of Directors and Chief Executive Officer of TransAtlantic Petroleum Ltd. (the “Company”), closed a transaction whereby he sold his interest in Viking Services B.V. (“Viking”) to a third party. As part of the transaction, Mr. Mitchell acquired certain equipment used in the performance of stimulation, wireline, workover and similar services (the “Services”), which equipment will be owned and operated by a new entity, Production Solutions International Petrol Arama Hizmetleri Anonim Sirketi (“PSIL”). PSIL is beneficially owned by Dalea Investment Group, LLC, which is controlled by Mr. Mitchell. Consequently, on March 3, 2016, the Company’s subsidiary, TransAtlantic Exploration Mediterranean International Pty Ltd (“TEMI”), entered into a master services agreement (the “PSIL MSA”) with PSIL on substantially similar terms to the Company’s current master services agreements with the subsidiaries of Viking. Since the entry into the PSIL MSA is a related party transaction, it was approved by the independent members of the Company’s board of directors.

Pursuant to the PSIL MSA, PSIL will perform the Services and provide materials, including the furnishing, sale, lease or rental of labor, equipment, vehicles, tools, instruments, materials, supplies, goods, machinery or other products related to the Services (collectively, the “Materials”) to TEMI from time to time in Bulgaria, Turkey and certain other specified countries as set forth in the PSIL MSA. At any time when TEMI desires the Services or Materials to be provided under the PSIL MSA, the Services or Materials are to be set forth in a work order between the parties, along with the consideration and basis for payment.

Pursuant to the PSIL MSA, TEMI is entitled to terms (including pricing) that are at least as favorable to TEMI as those offered by PSIL to other customers for products or services identical or substantially similar to, and in the same geographic region as, the Services or Materials. In addition, PSIL has the right to bid for or quote on any Services or Materials requested or subjected to a competitive bidding process by TEMI and, if a third party bid is lower than the bid offered by PSIL for such Services or Materials, PSIL has the right to bid at a price equal to ninety-nine percent (99%) of the price of such lower bid.

The term of the PSIL MSA ends on June 12, 2017 and automatically renews for successive one-year terms, unless terminated upon prior written notice by either party. The PSIL MSA is subject to events of default and may be terminated upon prior written notice if the other party: (i) enters bankruptcy or receivership, (ii) makes an assignment for the benefit of creditors, or (iii) commits a material breach of the PSIL MSA. The PSIL MSA contains customary covenants, confidentiality provisions and indemnification rights.

The foregoing description of the PSIL MSA is not intended to be complete and is qualified in its entirety by reference to the full text of the PSIL MSA, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 29, 2016, TransAtlantic Holdings, B.C. (“TAT Holdings”), a subsidiary of the Company, entered into and closed a Share Purchase Agreement (the “Purchase Agreement”) with GBC Oil Company Ltd. (“GBC Oil”).  Pursuant to the Purchase Agreement, TAT Holdings sold all of the equity interests in Stream Oil & Gas Ltd. (“Stream”), a subsidiary of TAT Holdings, to GBC Oil in exchange for (i) the future payment of $2.3 million to Raiffeisen Sh.A (“Raiffeisen”) to pay down a term loan facility (the “Term Loan Facility”) dated as of September 17, 2014 between Stream’s subsidiary, TransAtlantic Albania Ltd. (“TransAtlantic Albania”), and Raiffeisen, and (ii) the assumption of $29.2 million of liabilities owed by Stream, consisting of $23.1 million of accounts payable and accrued liabilities and $6.1 million of debt. In addition, GBC Oil issued a warrant to TAT Holdings pursuant to which TAT Holdings has the right to acquire up to 25% of the fully diluted equity interests in TransAtlantic Albania for nominal consideration at any time on or before March 1, 2019.

The Purchase Agreement contains representations, warranties, covenants and indemnification provisions customary for transactions of this type.  In addition, TAT Holdings has indemnified GBC Oil and Stream for approximately $12.9 million of liabilities related to the Delvina gas operations, which may be assumed by a subsidiary of the Company, as described below.

Pursuant to the Purchase Agreement, TransAtlantic Albania executed an assignment and assumption agreement pursuant to which TransAtlantic Albania will assign its Delvina gas assets and approximately $12.9 million of associated liabilities (the “Delvina Assets and Liabilities”) to Delvina Gas Company Ltd. (“DelvinaCo”), a newly formed, wholly-owned subsidiary of the Company, to be effective immediately upon receipt of required contractual and governmental consents and the expiration of required notice periods.  TAT Holdings and GBC Oil have agreed to use commercially reasonable efforts to obtain the required contractual and governmental consents for the assignment of the Delvina Assets and Liabilities.  There is no assurance that TAT Holdings will be able to obtain the required contractual and governmental consents.

The Company is currently negotiating a joint venture with a third party for the purchase of a portion of DelvinaCo.  There is no assurance that the Company will be able to complete a joint venture for the purchase of a portion of DelvinaCo.

The foregoing description of the Purchase Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated by reference herein. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties thereto, may have been used for purposes of allocating risk between each party rather than establishing matters of fact, may be subject to a contractual standard of materiality different from that generally applicable to investors and may be subject to qualifications or limitations agreed upon by the parties in connection with the negotiated terms, including being qualified by schedules and other disclosures made by each party. Accordingly, investors should not rely on the representations, warranties and covenants in the Purchase Agreement as statements of factual information.

Item 7.01 Regulation FD Disclosure.

On March 3, 2016, the Company issued a press release announcing the completion of its Albania divestiture, its year-end 2015 reserves and the entry into the PSIL MSA. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to Item 7.01 of this Current Report in such filing.

Item 9.01 Financial Statements and Exhibits.

(b)  Pro forma financial information.

Attached as Exhibit 99.2 hereto and incorporated by reference herein are the unaudited pro forma condensed consolidated financial statements of the Company as follows:

•	unaudited pro forma condensed consolidated balance sheet as of September 30, 2015
•	unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2015
•	unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2014

(d) Exhibits.

Exhibit No.	Description of Exhibit
2.1	Share Purchase Agreement, dated February 29, 2016, among TransAtlantic Holdings B.C. Ltd. and Continental Oil & Gas.
10.1	Master Services Agreement, dated March 3, 2016, among TransAtlantic Exploration Mediterranean International Pty Ltd and Production Solutions International Petrol Arama Hizmetleri Anonim Sirketi.
99.1	Press release, dated March 3, 2016, issued by TransAtlantic Petroleum Ltd.
99.2	Unaudited pro forma condensed consolidated financial statements of TransAtlantic Petroleum Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 3, 2016

TRANSATLANTIC PETROLEUM LTD.

		By:	/s/ Chad Burkhardt
Chad Burkhardt
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1	Share Purchase Agreement, dated February 29, 2016, among TransAtlantic Holdings B.C. Ltd. and Continental Oil & Gas.
10.1	Master Services Agreement, dated March 3, 2016, among TransAtlantic Exploration Mediterranean International Pty Ltd and Production Solutions International Petrol Arama Hizmetleri Anonim Sirketi.
99.1	Press release, dated March 3, 2016, issued by TransAtlantic Petroleum Ltd.
99.2	Unaudited pro forma condensed consolidated financial statements of TransAtlantic Petroleum Ltd.